------------------------------------ --------------------------------- ---------------------------------
MORGAN STANLEY                                                                            July 10, 2006
Securitized Products Group                  [GRAPHIC OMITTED]

------------------------------------ --------------------------------- ---------------------------------

------------------------------------------------------------------------------------------------------------
THIS  MATERIAL  WAS NOT  PREPARED BY THE MORGAN  STANLEY  RESEARCH  DEPARTMENT.  PLEASE  REFER TO IMPORTANT
INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.
------------------------------------------------------------------------------------------------------------

                                       PRELIMINARY COLLATERAL TERMSHEET
                                          [$302,682,601] APPROXIMATE

                                          RFMSI SERIES 2006-S6 TRUST
                                               (ISSUING ENTITY)

                        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-S6

                                        RESIDENTIAL FUNDING CORPORATION
                                         (SPONSOR AND MASTER SERVICER)

                                RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                  (DEPOSITOR)

                                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS ARE BEING OFFERED WHEN, AS AND IF ISSUED.  IN
PARTICULAR, YOU ARE ADVISED THAT ASSET-BACKED SECURITIES, AND THE ASSET POOLS BACKING THEM, ARE SUBJECT TO
MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF
SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE,
AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS
DESCRIBED IN THESE MATERIALS.  OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND
THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  IF WE DETERMINE THAT
CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR THE
UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE
COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

                               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

THIS MATERIAL HAS BEEN PREPARED FOR INFORMATION PURPOSES TO SUPPORT THE PROMOTION OR MARKETING OF THE
TRANSACTION OR MATTERS ADDRESSED HEREIN.  THIS IS NOT A RESEARCH REPORT AND WAS NOT PREPARED BY THE MORGAN
STANLEY RESEARCH DEPARTMENT.  IT WAS PREPARED BY MORGAN STANLEY SALES, TRADING, BANKING OR OTHER NON-RESEARCH
PERSONNEL.  THIS MATERIAL WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, FOR
THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER UNDER PLACEU.S. FEDERAL
TAX LAWS.  EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER'S PARTICULAR CIRCUMSTANCES FROM AN
INDEPENDENT TAX ADVISOR. PAST PERFORMANCE IS NOT NECESSARILY A GUIDE TO FUTURE PERFORMANCE. PLEASE SEE
ADDITIONAL IMPORTANT INFORMATION AND QUALIFICATIONS AT THE END OF THIS MATERIAL.

                               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO
WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION
STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR, ISSUING TRUST AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, THE DEPOSITOR OR ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN
THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-718-1649.

                    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THIS E-MAIL OR AT THE BOTTOM OF
THE E-MAIL COMMUNICATION TO WHICH THIS MATERIAL MAY HAVE BEEN ATTACHED ARE NOT APPLICABLE TO THESE MATERIALS
AND SHOULD BE DISREGARDED.  SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A
RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

THE INFORMATION SET FORTH BELOW, ENTITLED "PRELIMINARY INFORMATION", WAS DERIVED FROM A PRELIMINARY POOL OF
MORTGAGE LOANS WHICH IS NOT REPRESENTATIVE OF THE MORTGAGE LOANS THAT WILL COMPRISE THE FINAL MORTGAGE LOAN
POOL.  THE PRELIMINARY POOL OF MORTGAGE LOANS REPRESENTS ONLY A SUBSET OF THE FINAL MORTGAGE LOAN POOL AND
MORTGAGE LOANS THAT ARE INCLUDED IN THE PRELIMINARY MORTGAGE LOAN POOL MAY BE REMOVED FROM THE FINAL MORTGAGE
LOAN POOL.  IT IS EXPECTED THAT THE CHARACTERISTICS OF THE FINAL MORTGAGE LOAN POOL WILL DIFFER, AND MAY
DIFFER MATERIALLY, FROM THE CHARACTERISTICS OF THE PRELIMINARY POOL OF MORTGAGE LOANS AND THE PRELIMINARY
INFORMATION MAY DIFFER MATERIALLY FROM INFORMATION OF A SIMILAR TYPE IF DERIVED FROM THE FINAL MORTGAGE LOAN
POOL.  ALTHOUGH THE CHARACTERISTICS OF THE FINAL MORTGAGE LOAN POOL ARE EXPECTED TO BE WITHIN THE PARAMETERS
FOR THE MORTGAGE LOAN CHARACTERISTICS AS SET FORTH IN THE TABLES ENTITLED "COLLATERAL STIPULATIONS - MORTGAGE
POOL CHARACTERISTICS" IN THE ACCOMPANYING PRELIMINARY TERMSHEET, THEY ARE NOT EXPECTED TO CONFORM IN ALL
MATERIAL RESPECTS TO THE CHARACTERISTICS OF THE PRELIMINARY MORTGAGE LOAN POOL.  YOU SHOULD REFER TO THE
PARAMETERS FOR THE MORTGAGE LOAN CHARACTERISTICS IN THE TABLES ENTITLED "COLLATERAL STIPULATIONS - MORTGAGE
POOL CHARACTERISTICS" IN THE ACCOMPANYING PRELIMINARY TERMSHEET.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL COMMITMENT
TO PURCHASE ANY OF THE CERTIFICATES, SUPERSEDES ANY INFORMATION CONTAINED IN ANY PRIOR SIMILAR MATERIALS
RELATING TO THE CERTIFICATES.  THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS PRELIMINARY, AND IS SUBJECT
TO COMPLETION OR CHANGE.  THIS FREE WRITING PROSPECTUS IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH
INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES REFERRED TO IN THIS FREE WRITING PROSPECTUS AND TO SOLICIT
AN OFFER TO PURCHASE THE CERTIFICATES, WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE BY YOU WILL
NOT BE ACCEPTED AND WILL NOT CONSTITUTE A CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUER IS NOT
OBLIGATED TO ISSUE SUCH CERTIFICATES OR ANY SIMILAR SECURITY AND THE UNDERWRITER'S OBLIGATION TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE UNDERWRITING AGREEMENT WITH THE ISSUER AND THE
AVAILABILITY OF SUCH CERTIFICATES WHEN, AS AND IF ISSUED BY THE ISSUER.  YOU ARE ADVISED THAT THE TERMS OF
THE CERTIFICATES, AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG
OTHER THINGS, TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT MORTGAGE LOANS MAY BE ADDED TO THE POOL,
AND THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO
ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS.  YOU ARE ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT
HAVE THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S OBLIGATION TO SELL SUCH
CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES HAVING THE CHARACTERISTICS
DESCRIBED IN THESE MATERIALS.  IF  FOR ANY REASON THE ISSUER DOES NOT DELIVER SUCH CERTIFICATES, THE
UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUER NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO
DELIVER ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE, AND NONE OF THE ISSUER
NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH
NON-DELIVERY.

                  MORGAN STANLEY
                   2006 RFMSI-S6
**THIS REPRESENTS ONLY A PORTION OF THE FINAL COLLATERAL POOL**
                    ALL RECORDS
                    583 RECORDS
               BALANCE: 302,682,601

TABLE OF CONTENTS

1. Product Type
2. Index Type
3. Current Mortgage Loan Principal Balance ($)
4. Seasoning
5. Remaining Term to Stated Maturity
6. Original Term to Maturity
7. Mortgage Rates (%)
8. Original Loan-to-Value Ratio (%)
9. FICO Score
10. Geographic Distribution by State
11. Occupancy
12. Documentation Level
13. Purpose
14. Property Type
15. Prepayment Penalty Term
16. Conforming

1. PRODUCT TYPE

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Product Type                                          Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Balloon 15/30                                               6    3,153,176.38            1.04       6.466        708     62.34
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Fixed 20 Yr                                                 3      427,250.00            0.14       6.929        681     80.01
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Fixed 30 Yr                                               361  181,661,379.72           60.02       6.539        740     69.17
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Fixed 30 Yr - IO 10 Yrs                                   213  117,440,794.95           38.80       6.568        741     71.73
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

2. INDEX TYPE

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Index Type                                            Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Fixed Rate                                                583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

3. CURRENT MORTGAGE LOAN PRINCIPAL BALANCE ($)

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
Current Mortgage Loan                               Mortgage   of Collateral      Current       Average    Average    Subject
Principal Balance ($)                                 Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                                           3      259,000.00            0.09       6.536        683     73.63
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
100,000.01 - 200,000.00                                    57    9,057,834.88            2.99       6.732        701     71.46
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
200,000.01 - 300,000.00                                    53   13,327,491.25            4.40       6.700        709     72.70
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
300,000.01 - 400,000.00                                    32   11,374,613.76            3.76       6.648        729     70.44
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
400,000.01 - 500,000.00                                   162   75,049,250.57           24.79       6.541        735     71.54
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
500,000.01 - 600,000.00                                   109   60,128,662.60           19.87       6.515        746     72.89
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
600,000.01 - 700,000.00                                    76   49,038,077.64           16.20       6.500        752     71.12
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
700,000.01 - 800,000.00                                    35   26,409,226.31            8.73       6.482        743     70.18
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
800,000.01 - 900,000.00                                    17   14,480,613.17            4.78       6.466        732     67.50
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
900,000.01 - 1,000,000.00                                  27   26,280,014.90            8.68       6.614        752     63.94
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
1,000,000.01 - 1,500,000.00                                 8    9,866,815.97            3.26       6.566        730     62.41
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
1,500,000.01 >=                                             4    7,411,000.00            2.45       6.773        745     56.25
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Minimum: 76,500.00
Maximum: 2,527,000.00
Average: 519,181.13
Total: 302,682,601.05

4. SEASONING

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Seasoning                                             Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
less than equal to 0                                      216   84,897,616.00           28.05       6.698        724     67.97
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
03-Jan                                                    350  207,829,018.22           68.66       6.499        748     70.84
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
06-Apr                                                     14    8,485,737.66            2.80       6.326        704     70.50
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
09-Jul                                                      2      829,119.26            0.27       6.690        736     87.53
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
13 - 15                                                     1      641,109.91            0.21       6.250        697     88.00
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 13
Weighted Average: 1

5. REMAINING TERM TO STATED MATURITY

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
Remaining Term                                      Mortgage   of Collateral      Current       Average    Average    Subject
to Stated Maturity                                    Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
121 - 240                                                   3      427,250.00            0.14       6.929        681     80.01
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
241 - 360                                                 580  302,255,351.05           99.86       6.550        740     70.09
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Minimum: 240
Maximum: 360
Weighted Average: 359

6. ORIGINAL TERM TO MATURITY

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Original Term to Maturity                             Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
121 - 240                                                   3      427,250.00            0.14       6.929        681     80.01
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
241 - 360                                                 580  302,255,351.05           99.86       6.550        740     70.09
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Minimum: 240
Maximum: 360
Weighted Average: 360

7. MORTGAGE RATES (%)

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Mortgage Rates (%)                                    Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                              26   15,545,499.25            5.14       5.879        752     71.57
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
6.001 - 6.500                                             259  140,978,731.37           46.58       6.391        747     70.40
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
6.501 - 7.000                                             272  135,760,139.62           44.85       6.731        732     69.72
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
7.001 - 7.500                                              23    8,462,654.31            2.80       7.232        711     78.24
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
7.501 - 8.000                                               3    1,935,576.50            0.64       7.802        780     27.84
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Minimum: 5.625%
Maximum: 7.875%
Weighted Average: 6.550%

8. ORIGINAL LOAN-TO-VALUE RATIO (%)

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
Original                                            Mortgage   of Collateral      Current       Average    Average    Subject
Loan-to-Value Ratio (%)                               Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
less than equal to 30.00                                    8    4,776,777.41            1.58       6.849        749     23.78
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
30.01 - 35.00                                               4    2,181,976.50            0.72       7.171        783     33.14
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
35.01 - 40.00                                              13    6,005,340.09            1.98       6.545        756     38.53
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
40.01 - 45.00                                               8    3,006,586.51            0.99       6.374        728     43.68
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
45.01 - 50.00                                              24   13,904,431.28            4.59       6.492        745     48.52
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
50.01 - 55.00                                              19   13,364,802.39            4.42       6.607        723     53.77
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
55.01 - 60.00                                              33   19,920,958.17            6.58       6.565        746     57.92
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
60.01 - 65.00                                              37   20,383,908.31            6.73       6.486        746     63.49
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
65.01 - 70.00                                              66   42,225,972.72           13.95       6.496        744     68.77
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                                              67   37,397,356.98           12.36       6.581        727     73.94
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
75.01 - 80.00                                             287  134,501,792.06           44.44       6.543        741     79.69
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
80.01 - 85.00                                               7    1,251,049.48            0.41       6.687        662     83.23
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
85.01 - 90.00                                               9    3,345,587.14            1.11       6.650        687     89.50
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
90.01 - 95.00                                               1      416,062.01            0.14       7.375        769     95.00
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Minimum: 17.00%
Maximum: 95.00%
Weighted Average by Current Balance: 70.11%

9. FICO SCORE

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
FICO                                                Mortgage   of Collateral      Current       Average    Average    Subject
Score                                                 Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
601 - 625                                                   4    1,411,103.04            0.47       6.760        623     83.35
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
626 - 650                                                  31   10,322,492.25            3.41       6.584        640     72.29
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
651 - 675                                                  41   17,759,711.03            5.87       6.679        663     74.63
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
676 - 700                                                  86   40,597,868.14           13.41       6.574        690     68.99
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
701 - 725                                                  78   38,507,645.25           12.72       6.612        713     69.70
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
726 - 750                                                  99   52,829,126.57           17.45       6.512        738     71.79
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
751 - 775                                                 108   61,345,221.06           20.27       6.564        765     69.76
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
776 - 800                                                 108   64,628,976.25           21.35       6.494        788     67.32
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
801 - 825                                                  28   15,280,457.46            5.05       6.451        807     73.48
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Non-Zero Minimum: 622
Maximum: 816
Non-Zero Weighted Average: 740

10. GEOGRAPHIC DISTRIBUTION BY STATE

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
Geographic                                             of         Balance          Total       Weighted    Weighted  Original
Distribution                                        Mortgage   of Collateral      Current       Average    Average    Subject
by State                                              Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
California                                                170   90,816,969.12           30.00       6.614        740     65.31
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Virginia                                                   69   36,640,228.24           12.11       6.496        745     73.72
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Florida                                                    47   27,834,640.77            9.20       6.541        736     70.89
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Washington                                                 31   14,564,763.75            4.81       6.522        757     73.02
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
New Jersey                                                 28   13,648,115.43            4.51       6.604        738     71.59
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Maryland                                                   23   11,600,990.15            3.83       6.486        722     75.03
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
District of Columbia                                       16    9,456,846.18            3.12       6.582        743     74.58
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Colorado                                                   20    8,736,809.01            2.89       6.470        736     72.94
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Texas                                                      15    8,518,039.94            2.81       6.625        725     75.29
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
New York                                                   16    7,970,926.29            2.63       6.496        741     67.31
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Other                                                     148   72,894,272.17           24.08       6.510        740     71.10
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------
Number of States Represented: 41

11. OCCUPANCY

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Occupancy                                             Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Primary                                                   561  290,724,828.71           96.05       6.548        739     69.84
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Second Home                                                22   11,957,772.34            3.95       6.596        756     76.56
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

12. DOCUMENTATION LEVEL

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Documentation Level                                   Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Full/Alternate Documentation                              381  202,628,391.12           66.94       6.534        741     72.41
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Reduced Documentation                                     202  100,054,209.93           33.06       6.583        738     65.44
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

13. PURPOSE

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Purpose                                               Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Purchase                                                  315  175,168,459.84           57.87       6.523        751     73.88
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Refinance - Cashout                                       197   96,097,523.31           31.75       6.629        724     64.29
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Refinance - Rate Term                                      71   31,416,617.90           10.38       6.459        726     66.87
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

14. PROPERTY TYPE

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Property Type                                         Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                   385  204,467,257.26           67.55       6.560        741     68.93
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Planned Unit Development                                  132   71,598,577.65           23.65       6.501        739     71.24
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Condominium                                                34   12,771,472.99            4.22       6.625        741     78.94
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Townhouse                                                  11    4,109,359.24            1.36       6.732        711     77.54
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Condo - High Rise greater than 9 floors                     7    3,327,369.40            1.10       6.435        743     77.68
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
2-4 Family                                                  7    3,296,614.51            1.09       6.630        748     62.42
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Condo Midrise (5-8 Stories)                                 7    3,111,950.00            1.03       6.530        728     75.49
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

15. PREPAYMENT PENALTY TERM

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Prepayment Penalty Term                               Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
0                                                         560  287,523,327.92           94.99       6.554        740     70.40
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
12                                                          1      980,000.00            0.32       6.250        693     48.00
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
36                                                         22   14,179,273.13            4.68       6.493        739     65.74
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

16. CONFORMING

-------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL                                             WEIGHTED
                                                     NUMBER       CURRENT          % OF                               AVERAGE
                                                       OF         BALANCE          TOTAL       WEIGHTED    WEIGHTED  ORIGINAL
                                                    MORTGAGE   OF COLLATERAL      CURRENT       AVERAGE    AVERAGE    SUBJECT
Conforming                                            Loans         ($)         Balance (%)   Coupon (%)     FICO     LTV (%)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance                                    421  261,441,886.30           86.37       6.531        744     69.87
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Conforming Balance                                        162   41,240,714.75           13.63       6.669        713     71.59
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    583  302,682,601.05          100.00       6.550        740     70.11
-------------------------------------------------------------------------------------------------------------------------------

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